Exhibit 99.2

SAFLINK CORPORATION REPORTS FOURTH QUARTER AND FISCAL 2006 FINANCIAL RESULTS

KIRKLAND, WA – (March 23, 2007) – Saflink® Corporation (OTC Bulletin Board: SFLK), a leading provider of solutions that verify identity, secure access and increase productivity, today reported its financial results for its fourth quarter and year ended December 31, 2006.

Revenue for the fourth quarter of 2006 was $702,000, compared to $1.7 million for the third quarter of 2006, and $768,000 million for the fourth quarter of 2005. Saflink reported a net loss attributable to common stockholders of $24.8 million, or $0.27 per share, in the fourth quarter of 2006, which included impairment charges on goodwill and intangible assets of $15.5 million and $1.7 million, respectively. Also included in the net loss for the fourth quarter of 2006 was a $2.8 million restructuring charge related to facility consolidations and workforce reductions. This is compared to a net loss attributable to common stockholders of $21.5 million, or $0.24 per share, in the third quarter of 2006, which included a non-cash impairment charge of $14.6 million related to intangible assets and other long-lived assets. This is also compared to a net loss attributable to common stockholders of $7.6 million, or $0.09 per share, in the fourth quarter of 2005.

Revenue for fiscal 2006 was $4.2 million, compared to $7.1 million for fiscal 2005. Saflink reported a net loss attributable to common stockholders of $120.7 million, or $1.36 per share, for fiscal 2006, which included impairment losses on goodwill, intangible assets and furniture and equipment of $75.9 million, $15.5 million and $716,000, respectively, and the $2.8 million restructuring charge. This is compared to a net loss attributable to common stockholders of $47.1 million, or $0.56 per share, for fiscal 2005, which included impairment losses on goodwill and intangible assets of $19.3 million and $1.5 million, respectively.

Non-GAAP operating losses for the fourth quarter of 2006 and fiscal 2006 were $3.8 million and $20.2 million, respectively, which excludes certain non-cash charges such as amortization of intangible assets, impairments of goodwill, intangible assets and furniture and equipment, as well as stock-based compensation expense. These non-GAAP operating losses are compared to non-GAAP operating losses of $6.3 million and $22.5 million for the fourth quarter of 2005 and fiscal 2005, respectively. Saflink believes that supplementary non-GAAP measures for operating results enhance an investor’s overall understanding of the financial performance of Saflink by reconciling more closely the actual cash expenses of Saflink in its operations, as well as excluding expenses that, in management’s view, are unrelated to the core operations of Saflink. A reconciliation of non-GAAP operating loss and non-GAAP net loss to reported GAAP operating loss and net loss is provided below.

Steve Oyer, Saflink’s Interim CEO commented, “The fourth quarter marked the beginning of our efforts to focus the business in areas with the greatest potential, while also reducing our cash burn through headcount reductions and facility consolidations. As we moved into 2007, we were able to close two deals with companies with the ability to take our technologies to market, which created some return on our product development investments and will provide us with future revenue streams depending upon their success.”

Oyer continued, “On the Registered Traveler (RT) side of the business, we are extremely excited about our first airport win and look forward to taking the next steps to roll out the FLO™ Alliance’s unique RT solution.”

About Saflink

Saflink Corporation offers biometric security, smart card and cryptographic technologies that help protect intellectual property and control access to secure facilities. Saflink security technologies are key components in identity assurance management solutions that allow administrators and security personnel to positively confirm a person’s identity before access is granted. Saflink cryptographic technologies help to ensure that sensitive information is accessed only by the intended recipient(s). Saflink Corporation is also the founding member of the FLO™ (Fast Lane Option) Alliance, which is a consortium of industry-leading companies that contribute their respective expertise to develop, market, sell and deploy an end-to-end solution for the U.S. government’s Registered Traveler Program. For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “Saflink” is a registered trademark and “FLO” is a trademark of Saflink Corporation.

This release contains information about management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market. In addition, our success will depend in part on our ability to keep pace with a changing marketplace, integrate new technology into our core software and hardware and introduce new products and product enhancements that build off of our existing technologies to address the changing needs of the marketplace. Various technical problems and resource constraints may impede the development, production, distribution and marketing of our products and services. Also, laws, rules, regulations or industry standards may be adopted in response to these technological changes, which in turn, could materially and adversely affect how we will do business. We encourage you to review other factors that may affect our future results in our Annual Report on Form 10-K, as well as other documents we file periodically with the Securities and Exchange Commission.

INVESTOR RELATIONS CONTACT:

Tony Schor, Lindsay Kenoe

(847) 945-2222

www.investorawareness.com

SAFLINK PRESS CONTACT:

Sterling Communications

Kevin Pedraja

(206) 388-5758

kpedraja@sterlingpr.com

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SAFLINK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Revenue:
Product	$443	$620	$3,399	$4,929
Service	259	148	762	2,187

Total revenue	702	768	4,161	7,116

Cost of revenue:
Product	412	356	1,713	2,198
Service	82	160	472	1,402
Impairment loss on intangible assets	1,678	—	15,535	—
Amortization of intangible assets	100	671	2,112	2,683

Total cost of revenue	2,272	1,187	19,832	6,283

Gross profit (loss)	(1,570)	(419)	(15,671)	833
Operating expenses:
Product development	944	2,522	7,853	9,474
Sales and marketing	902	2,061	6,538	9,189
General and administrative	1,767	2,242	8,251	8,924
Impairment loss on intangible assets	—	—	—	1,500
Impairment loss on goodwill	15,523	—	75,923	19,300
Impairment loss on furniture and equipment	—	—	716	—
Restructuring charges	2,836	—	2,836	—

Total operating expenses	21,972	6,825	102,117	48,387

Operating loss	(23,542)	(7,244)	(117,788)	(47,554)
Interest expense	(1,396)	(35)	(2,741)	(138)
Other income, net	25	(301)	275	(5)
Change in fair value of outstanding warrants	—	—	—	172

Loss before income taxes	(24,913)	(7,580)	(120,254)	(47,525)
Income tax provision (benefit)	(179)	13	(140)	(488)

Net loss	(24,734)	(7,593)	(120,114)	(47,037)
Modification of outstanding warrants	(26)	—	(611)	(59)

Net loss attributable to common stockholders	$(24,760)	$(7,593)	$(120,725)	$(47,096)

Basic and diluted loss per common share	$(0.27)	$(0.09)	$(1.36)	$(0.56)
Weighted average number of common shares outstanding	91,521	88,081	89,040	84,125

SAFLINK CORPORATION

Supplemental Non-GAAP Information

(Unaudited)

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Operating loss	$(23,542)	$(7,244)	$(117,788)	$(47,554)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Amortization of intangibles – cost of sales	100	671	2,112	2,683
Amortization of intangibles – general and administrative	83	39	158	155
Impairment loss on intangible assets	1,678	—	15,535	1,500
Impairment loss on goodwill	15,523	—	75,923	19,300
Impairment loss on furniture and equipment	—	—	716	—
Non-cash portion of restructuring charge	2,061	—	2,061	—
Stock-based compensation	256	238	1,128	1,400

Non-GAAP operating loss	$(3,841)	$(6,296)	$(20,155)	$(22,516)

Net loss attributable to common stockholders	$(24,760)	$(7,593)	$(120,725)	$(47,096)
Adjustments to reconcile net loss attributable to common stockholders in the financial statements to non-GAAP net loss attributable to common stockholders:
Amortization of intangibles – cost of sales	100	671	2,112	2,683
Amortization of intangibles – general and administrative	83	39	158	155
Impairment loss on intangible assets	1,678	—	15,535	1,500
Impairment loss on goodwill	15,523	—	75,923	19,300
Impairment loss on furniture and equipment	—	—	716	—
Non-cash portion of restructuring charge	2,061	—	2,061	—
Stock-based compensation	256	238	1,128	1,400
Debt extinguishment loss on convertible note to related party	—	455	—	455
Non-cash interest expense	1,202	—	2,242	—
Change in warrant valuation	—	—	—	(172)
Modification of outstanding warrants	26	—	611	59
Tax benefit related to impairment loss on intangible assets	—	—	—	—
Deferred income tax associated with acquisition	(179)	13	(140)	(488)

Non-GAAP net loss attributable to common stockholders	$(4,010)	$(6,177)	$(20,379)	$(22,204)

Non-GAAP basic and diluted net loss per share	$(0.04)	$(0.07)	$(0.23)	$(0.26)
Weighted average number of common shares outstanding	91,521	88,081	89,040	84,125

Statement Regarding Non-GAAP Disclosures:

To supplement the financial information that is presented in accordance U.S. generally accepted accounting principles (GAAP), we present certain financial measures that exclude certain non-cash charges, including charges related to acquisitions such as amortization of intangible assets, impairments of goodwill and long-lived assets and stock-based compensation expense which would otherwise be required by GAAP. We believe that these non-GAAP measures facilitate evaluation by management and investors of our ongoing operating business and enhance overall understanding of our financial performance by reconciling more closely our actual cash expenses in operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.

Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies.

SAFLINK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,407	$15,217
Accounts receivable, net	390	692
Inventory	86	563
Other current assets	601	841

Total current assets	2,484	17,313
Furniture and equipment, net	420	1,018
Debt issuance costs	550	—
Intangible assets, net	—	19,848
Goodwill	—	75,923

Total assets	$3,454	$114,102

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,186	$1,204
Accrued expenses	1,308	2,150
Current portion of convertible debt	4,619	1,250
Note payable to related party	1,250	—
Other current obligation	213	765
Deferred revenue	229	174

Total current liabilities	8,805	5,543

Deferred tax liability	—	140

Total liabilities	—	140

Stockholders’ equity:
Common stock	975	889
Common stock subscribed	163	—
Deferred stock-based compensation	—	(541)
Additional paid-in capital	275,421	269,256
Accumulated deficit	(281,910)	(161,185)

Total stockholders’ equity (deficit)	(5,351)	108,419

Total liabilities and stockholders’ equity (deficit)	$3,454	$114,102